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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of July 12, 1996 between WO Holdings, Inc., a Delaware corporation (the "Company") and Michael C. Gilliland ("Executive").

         This Agreement provides for the employment of Executive as CEO of the Company, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

                             ARTICLE 1.  EMPLOYMENT

         1.1     Employment.               The Company agrees to employ
Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and terminating as provided in Section 1.4 (the "Employment Period").

         1.2     Positions and Duties.

                 (a) During the Employment Period, Executive shall serve as CEO of the Company at its Headquarters in Boulder, Colorado, under the supervision and direction of the Company's Board of Directors (the "Board").

                 (b) Executive shall carry out the customary functions of a CEO, and perform such tasks and responsibilities as requested by the Board.

                 (c) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and periods of illness or other incapacity as provided for herein) to the business and affairs of the Company and its subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                 (d) During the term of this Agreement, the Board shall nominate Executive to serve as a member of the Company's Board of Directors pursuant to the terms of the Stockholders Agreement dated even herewith and the Company shall use its best efforts to enforce the voting agreements contained therein relating to such election of Executive.

         1.3     Salary, Bonus, Options and Benefits.

                 (a) During the Employment Period, Executive's base salary (the "Base Salary") shall initially be $150,000.00 per annum which salary shall be payable in regular installments in accordance with the Company's general payroll
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practices as in place from time to time.  Executive shall be entitled to an annual review of the amount of Base Salary payable hereunder and performance review after the initial six (6) months of employment, such review to be conducted within seven (7) months of the date hereof. Any adjustment in Executive's compensation shall be determined by the Compensation Committee of the Board (the "Compensation Committee") in its sole discretion; provided, however, that the Base Salary may not be reduced below the amount provided for in the first sentence of this Section 1.3(a).

                 (b) Within sixty (60) days following the date of this Agreement, the Compensation Committee shall establish a cash bonus and stock option program for Executive, in addition to the Base Salary, with the amount thereof and the related performance criteria to be established by the Compensation Committee in its sole discretion.

                 (c) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible as in effect from time to time; provided that the employee benefit programs made available to Executive shall not be materially diminished from those in effect on the date of this Agreement, except with Executive's prior written consent. Executive shall be entitled to four (4) weeks of paid vacation per year. Any payments of benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement or required by applicable law, be prorated in accordance with the number of days in such calendar year during which Executive is employed.

                 (d) The Company shall reimburse (or cause to be reimbursed) Executive for reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement upon completion of an expense report in accordance with the Company's and its subsidiaries' reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses.

                 (e) All payments of compensation hereunder shall be subject to federal, state and other withholding taxes as required by applicable law and the Company's general payroll policies as in effect from time to time.

         1.4     Term.            (a)      The Employment Period shall commence
on the date hereof and end on the second (2nd) anniversary hereof (the "Initial Employment Period"), subject to earlier termination (1) by reason of Executive's death or disability, (2) by written resolution of the Board for Cause (as defined herein), (3) by written resolution of the Board without Cause, or (4) by written resignation of the Executive.





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                 (b)      If the Employment Period is terminated by reason of
Executive's death or disability, Executive's resignation or his termination by the Board with or without Cause (except felony conviction of any crime involving theft or fraud), Executive shall be entitled to receive his then effective Base Salary for a period of one (1) year, regardless of the remaining term of the Initial Employment Period. In addition, Executive shall be paid, under any of the foregoing circumstances, a severance payment in an amount equal to two (2) times Executive's then effective Base Salary, in addition to the amount paid pursuant to the previous sentence. Such amounts shall be payable in equal biweekly installments over a period of three (3) years from the date of termination of employment.

                 (c) Company shall pay Executive's health insurance benefits for a period of three (3) years after termination of Executive's employment for any reason other than (i) Executive's death, or (ii) termination of Executive's employment for a felony conviction of any crime involving theft or fraud.

                 (d) Except as expressly set forth in this Section 1.4, all compensation and other benefits shall cease to accrue upon termination of employment.

         1.5     Renewal Options.          The Employment Period shall
automatically renew for successive one (1) year terms unless terminated by Company or Executive upon ninety (90) days written notice prior to such renewal period; provided, however, that upon any such renewal, the first sentence of
Section 1.4(b) shall be reformed to read as follows:

         "If the Employment Period is terminated by reason of Executive's termination by the Board without Cause or by Executive upon a material breach by the Company's obligations hereunder which is not cured within ten (10) business days of its receipt of written notice from Executive, Executive shall be entitled . . . (continue without amendment)."

         1.6     Confidential Information; Company Property.        Executive
acknowledges that the information, observations and data obtained by him while employed by the Company and its subsidiaries concerning the business or affairs of the Company, its subsidiaries and any predecessor to the business of the Company that are not generally available to the public other than as a result of breach of this Agreement by Executive ("Confidential Information") are the property of the Company and its subsidiaries. Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential





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Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required, in the opinion of counsel for Executive, to comply with such subpoena, process or other obligation. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Company Information. Executive shall deliver to the Company at the termination of the Employment Period, or at any time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing, relating to, or derived from the Confidential Information or the business of the Company or its subsidiaries which he may then possess or have under his control. Executive agrees that he will not retain after the termination of the Employment Period any copies of any Confidential Information including, without limitation, any software, documents or other materials originating with and/or belonging to the Company or any Subsidiary of the Company.

         1.7     Non-Compete; Non-Solicitation.

                 (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that his services have been and will be of special, unique and extraordinary value to the Company. The parties also acknowledge that the availability of the services of the Executive and the related covenant not to compete provided for herein were material inducements to it in agreeing to enter into the business combination of Wild Oats Markets, Inc. and Alfalfa's, Inc. being consummated at the same time that this Agreement is being entered into. Accordingly, Executive agrees that, during the period in which Executive is receiving compensation hereunder and for a period of three (3) years following termination of Executive's employment with the Company for any reason (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any supermarket, food store or retailer of health and beauty aids located within a ten (10) mile radius of any store operated (defined herein as current stores or stores for which leases have been signed as of the date of termination) by the Company or its subsidiaries as of the date of termination of Executive's employment with the Company. Nothing herein shall prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of another corporation, so long as Executive has no active participation in the management or the business of such corporation.

                 (b) During the Non-Compete Period, Executive shall not directly or indirectly (1) induce or attempt to induce any employee of the Company or any Subsidiary of the Company to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any such





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Subsidiary and any employee thereof; (2) induce or attempt to induce any customer, supplier, licensee or other business relationship of the Company or any Subsidiary of the Company to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any such Subsidiary; or (3) make an oral or written disparaging statement, comment or remark about the Company or any of its Subsidiaries to any employee, customer, supplier, licensee or other business relationship of the Company or any of its Subsidiaries or to or for the intended use of any member of the press.

                 (c) Such Non-Compete Period shall terminate immediately at such time as the Company and its Subsidiaries no longer operate supermarkets or food stores.

         1.8     Employment-At-Will.       It is understood and agreed that
this Agreement constitutes employment-at-will and that notwithstanding (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, (ii) any statements made to Executive, whether made orally or contained in any document, pertaining to Employee's relationship with the Company, or (iii) assignment of Cause by the Company, the Company reserves the right to terminate the employment of Executive by the Company in which event Executive's sole remedy shall be to receive certain payments and other benefits upon the terms and subject to the conditions provided for herein.

         1.9     Resignations upon Termination.    Upon termination of the
Executive, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its Subsidiaries or other affiliates.

                          ARTICLE 2.  REPRESENTATIONS
                                 AND WARRANTIES

         2.1     Representations and Warranties of Executive.
Executive represents and warrants to the Company that:

                 (a) this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with the terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of or default under any agreement, contract or instrument, order, judgment or decree to which Executive is a party or by which he is bound, and

                 (b) Executive is not a party to or bound by any employment agreement or non-compete agreement with any other person or entity.





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         2.2     Representations and Warranties of the Company.     The Company
hereby represents and warrants to Executive that:

                 (a) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound, and

                 (b) upon the execution and delivery of this Agreement by Executive, this Agreement shall be the valid and binding obligation of the Company enforceable in accordance with its terms.

                            ARTICLE 3.  DEFINITIONS

         As used in this Agreement, the following terms shall have the definitions set forth below:

         (a) "Cause" shall mean (1) a material breach of this Agreement by Executive which is not cured within thirty (30) days after written notice to Executive from the Compensation Committee; (2) Executive's willful and repeated failure to comply with the lawful directives of the Board or the Company's Articles of Incorporation or Bylaws; (3) gross negligence or willful misconduct by Executive in the performance of his duties hereunder; (4) the commission by Executive of an act (including, but not limited to, a felony or a crime involving moral turpitude) causing material harm to the standing and reputation of the Company or its subsidiaries, as determined in good faith by the Board;
(5) misappropriation, breach of trust or fraudulent conduct by Executive with respect to the assets or operations of the Company or any of its subsidiaries;
(6) the continued use by Executive of alcohol or drugs to an extent that, in the good faith determination of the Board, materially interferes with the performance by Executive of his employment responsibilities under this Agreement; (7) the repeated threat of Executive to cause, or the actual occurrence of, damage to the relations of the Company or any of its subsidiaries with customers, suppliers, lenders, advisors or employees which damage is materially adverse to the business or operations of the Company or any of its subsidiaries, and which threat is not terminated or which damage is not cured following thirty (30) days written notice from the Board; or (8) continued unauthorized absence from work (other than any such continued unauthorized absence resulting from Executive's disability).

         (b) "Disability" shall mean Executive's inability to substantially perform his normal duties hereunder for six (6) months or more during any twelve (12) month period determined in good faith by the Board.

         (c) "Subsidiary" of an entity shall mean any corporation or other business organization of which the securities have a majority of the normal voting power in





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electing the board of directors or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more subsidiaries.

                         ARTICLE 4.  GENERAL PROVISIONS

         4.1     Enforcement.              It is the express intention of the
parties that this Agreement be enforced to the fullest extent permitted by applicable law in order to give full effect to the agreements reached herein. Accordingly, if at the time of enforcement of Sections 1.6 or 1.7 a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its subsidiaries and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security).

         4.2     Survival.        Sections 1.6 and 1.7 and this Article 4 shall
survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

         4.3     Notices.         All notices or other communications to be
given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one (1) business day following when sent via a nationally recognized overnight courier, or when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:


                 To the Company:

                          WO Holdings, Inc.
                          1645 Broadway
                          Boulder, CO 80302
                          Attention:





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                          With Copy to:

                          WO Holdings, Inc.
                          1645 Broadway
                          Boulder, CO 80302
                          Attention:  Elizabeth C. Cook, General Counsel

                 To Executive:

                          Michael C. Gilliland
                          1654 Broadway
                          Boulder, CO 80302

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         4.4     Severability.             Whenever possible, each provision of
this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         4.5     Entire Agreement.                 This Agreement and those
documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         4.6     Amendments and Waivers.   Any provision of this Agreement may
be amended or waived only with the prior written consent of the Company and Executive.

         4.7     Governing Law.   This Agreement shall be governed by and
construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         4.8     Counterparts.    This Agreement may be executed by the parties
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.





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         4.9     Headings.        The headings contained in this Agreement are
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

         4.10    Conflict.        In the event of any conflict between the
provisions of this Agreement and the policies and practices of the Company, the provisions of this Agreement shall govern.

         4.11    Negotiation of Agreement.                  Each of the parties
acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party of its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.

         4.12    Parties in Interest;Assignment.   This Agreement shall inure
to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, heirs, and/or personal representatives, except that neither this Agreement nor any interest herein shall be assigned or assignable by operation of law or otherwise, by Executive without the prior written consent of the Company, which such consent the Company may grant or withhold in its sole discretion. The Company may, without the consent of Executive, assign this Agreement or any interest herein, by operation of law or otherwise, to (i) any successor to all or substantially all of its stock, assets or business by dissolution, merger, consolidation, transfer or assets, or otherwise, or (ii) any direct or indirect Subsidiary, affiliate or division of the Company or of any such successor referred in (a) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         4.13    Dispute Resolution Process.       The parties hereby agree
that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the Company and Executive), including without limitation, any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (a "Claim"), shall be settled, at the request of any part of this Agreement, by final and binding arbitration conducted in Denver, Colorado. All such Claims shall be settled by one arbitrator in accordance with the Commercial Arbitration





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Rules then in effect of the American Arbitration Association.  Such arbitrator shall be provided through the CFR Institute for Dispute Resolution ("CFR") by mutual agreement of the parties, provided that, absent such agreement, the arbitrator shall be appointed by CFR. In either event, such arbitrator may not have any pre-existing, direct or indirect relationship with any party to the dispute. Each party hereto expressly consents to, and waives any future objection to, such forumand arbitration rules. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market, if applicable), neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section.

         Adherence to this dispute resolution process shall not limit the right of the Company or Executive to obtain any provisional remedy, including without limitation, injunctive or similar relief set forth in Section 4.1 from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.

         The arbitration procedures shall follow the substantive law of the State of Colorado, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail.

         4.14    Full Understanding.               Executive represents and
agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right. Executive further represents that he has carefully read and fully understands all of the provisions of this Agreement (including the non-compete provisions of Section 1.7), that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtatined by any duress and that he freely and voluntarily enteres into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.





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  IN WITNESS WHEREOF, this Agreement has been signed and sealed the day first above written.


COMPANY:

WO HOLDINGS, INC.



By /s/ S. M. HASSAN
  -----------------------------------------


EXECUTIVE:



By /s/ MICHAEL C. GILLILAND
  -----------------------------------------
  Michael C. Gilliland





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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                       DATED JULY 14, 1996 BY AND BETWEEN
                   WO HOLDINGS, INC. AND MICHAEL C. GILLILAND

This First Amendment to Employment Agreement (the "Agreement") is made as of the 13th day of August, 1996, by and between WO Holdings, Inc. and Michael C. Gilliland ("Executive").

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Section 1.7(a) is amended as follows:

1.7      Non-Compete; Non-Solicitation.

         (a) Executive acknowledges that in the course of her employment with the Company she will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that her services have been and will be of special, unique and extraordinary value to the Company. The parties also acknowledge that the availability of the services of the Executive and the related covenant not to compete provided for herein were material inducements to it in agreeing to enter into the business combination of Wild Oats Markets, Inc. and Alfalfa's, Inc. being consummated at the same time that this Agreement is being entered into. Accordingly, Executive agrees that, during the period in which Executive is receiving compensation hereunder and for a period of two (2) years following termination of Executive's employment with the Company for any reason (the "Non-Compete Period"), she shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any supermarket, food store or retailer of health and beauty aids located within a ten (10) mile radius of any store operated (defined herein as current stores or stores for which leases have been signed as of the date of termination) by the Company or its subsidiaries as of the date of termination of Executive's employment with the Company. Notwithstanding the foregoing, this non-compete shall not apply to Executive's stock ownership in Pretty Good Groceries, Inc. which owns and operates Lolita's Market and Dillala's Pretty Good Grocery. Nothing herein shall prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of another corporation, so long as Executive has no active participation in the management or the business of such corporation.